Luxfer Announces First Quarter 2022 Financial Results

First Quarter 2022 Highlights (all historical comparisons year-over-year; results exclude discontinued operations)

•Net sales of $97.0 million increased $11.8 million or 13.8%, driven by SCI acquisition and inflation
•GAAP diluted EPS from continuing operations of $0.28 decreased $0.03
•Adjusted EPS of $0.33 decreased $0.06, as supply constraints negatively impacted volumes and costs
•Adjusted EBITDA of $16.1 million decreased $1.6 million or 9.0%
•Improving 2022 adjusted diluted EPS guidance range to $1.35 to $1.50, compared to previous guidance of $1.30 to $1.50

MILWAUKEE, WI, April 25, 2022 -- Business Wire -- Luxfer Holdings PLC (NYSE: LXFR) (“Luxfer” or the “Company”), a global industrial company innovating niche applications in materials engineering, today announced financial results for the first quarter of 2022, ended March 27, 2022.

First Quarter 2022 Consolidated Results
Net sales of $97.0 million increased $11.8 million or 13.8% from $85.2 million in the prior year period, including a $9.4 million or 11.0% benefit from cost pass through to cover rising material inflation and a $7.1 million or 8.3% benefit from the SCI acquisition, partially offset by a volume decline of $3.5 million or 4.1% driven by supply chain constraints and a foreign exchange impact of $1.2 million or 1.4%.

GAAP net income from continuing operations decreased to $7.7 million, or $0.28 per diluted share, compared to $8.6 million, or $0.31 per diluted share, in the prior year period.

Adjusted net income decreased to $9.2 million, or $0.33 per diluted share, compared to $10.9 million, or $0.39 per diluted share, in the prior year period. Adjusted EBITDA of $16.1 million decreased by $1.6 million or 9.0% from $17.7 million in the prior year period. Supply chain constraints adversely impacted volumes and operating costs.

“Our continued focus on assuring product availability for our customers amid ongoing supply chain disruptions enabled us to deliver a solid start to the year,” said Alok Maskara, Chief Executive Officer. “Robust demand and solid execution led to outperformance in the Elektron Segment. Gas Cylinder Segment results were, as expected, constrained by material shortages and cost inflation as we continued to build recovery momentum.”

Maskara continued, “It has been a pleasure to be part of Luxfer’s high-performing team for the last five years. I congratulate Andy Butcher on taking the leadership reins with the Company in the final stages of the Transformation Plan and as it accelerates its growth journey.”

First Quarter 2022 Segment Results (all historical comparisons year-over-year; results exclude discontinued operations)

Elektron Segment
•Net sales of $54.6 million increased $5.6 million or 11.4% from $49.0 million, driven by favorable price impact to address rising material inflation
•Adjusted EBITDA of $13.4 million increased $1.7 million or 14.5% from $11.7 million

Gas Cylinders Segment
•Net sales of $42.4 million increased $6.2 million or 17.1% from $36.2 million, driven by the SCI acquisition, which increased sales by $7.1 million or 19.6%
•Adjusted EBITDA of $2.7 million decreased $3.3 million or 55.0% from $6.0 million

Capital Resources and Liquidity
Free cash flow was a $10.3 million outflow in the first quarter of 2022, compared to an inflow of $13.8 million in the prior year period. During the quarter, the Company made $6.6 million in cash restructuring payments primarily related to the 2019 closure of a French manufacturing site, paid $3.4 million in dividends, or $0.125 per ordinary share, and spent $1.5 million on share repurchases.

On March 27, 2022, net debt totaled $68.7 million, resulting in a net debt to EBITDA ratio of 1.1x, a slight sequential increase and consistent with historical cash flow seasonality.

Dividend
As previously announced on March 10, 2022, the Company’s Board of Directors declared a quarterly cash dividend of 13 cents per ordinary share, a 4% increase compared to the prior quarterly dividend of 12.5 cents per ordinary share.

Updated 2022 Guidance
“Given our sustained robust order flows and our confidence in increasing demand fulfilment and revenue, we are improving our 2022 adjusted diluted EPS guidance to $1.35 to $1.50, compared to our prior range of $1.30 to $1.50. We remain committed to our long-term goal of $2.00 or more in adjusted diluted EPS in 2025,” said Andy Butcher, CEO Designate. “I am excited to serve as the next CEO at such a promising time in the Company’s history, and I look forward to delivering on our strategic initiatives to further unlock Luxfer’s growth potential.”

Conference Call Information
Luxfer management will host a conference call at 8:30 a.m. U.S. Eastern Daylight Time (EDT) on Tuesday, April 26, 2022 to review the Company’s quarterly results. The conference call can be accessed by dialing (866) 342-8591 or (203) 518-9822 for participants outside the U.S., using the conference ID code LXFRQ122. The live webcast of Luxfer’s earnings conference call can be accessed at the following link: https://event.on24.com/wcc/r/3739497/F9C20A952109320D2B3D835F00E5A6E5.

A replay of the webcast and slides used in the presentation will be available in the Investor Relations section of the Luxfer website at https://www.luxfer.com/investors/reports-and-presentations/quarterly-reports-and-presentations/ within two hours after the call is completed.

Non-GAAP Financial Measures
Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting, and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Forward-Looking Statements
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products, or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts,” and “plans,” and similar expressions, are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections, and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates, and intentions expressed in such forward-looking statements. These factors include, but are not limited to: (i) lower than expected future sales; (ii) increasing competitive industry pressures; (iii) general economic conditions or conditions affecting demand for the products and services it offers, both domestically and internationally, including as a result of post-Brexit regulation, being less favorable than expected; (iv) worldwide economic and business conditions and conditions in the industries in which it operates; (v) fluctuations in the cost of raw materials, utilities, and other inputs; (vi) currency fluctuations and hedging risks; (vii) its ability to protect its intellectual property; (viii) the significant amount of indebtedness it has incurred and may incur and the obligations to service such indebtedness and to comply with the covenants contained therein; and (ix) risks related to the impact of the global COVID-19 pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response, supply chain disruptions and other impacts to the business, and the Company’s ability to execute business continuity plans, as a result of the COVID-19 pandemic. The Company cautions that the foregoing list of important factors is not exhaustive. These factors are more fully discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the U.S. Securities and Exchange Commission on February 24, 2022. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any of them, whether because of new information, future events, or otherwise.

About Luxfer Holdings PLC
Luxfer is a global industrial company innovating niche applications in materials engineering. Using its broad array of proprietary technologies, Luxfer focuses on value creation, customer satisfaction, and demanding applications where technical know-how and manufacturing expertise combine to deliver a superior product. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, healthcare, transportation, and general industrial applications. For more information, please visit www.luxfer.com.

Luxfer is listed on the New York Stock Exchange and its ordinary shares are traded under the symbol LXFR.

Contact Information
Michael Gaiden
Vice President of Investor Relations
(414) 982-1663
Michael.Gaiden@Luxfer.com

Luxfer Holdings PLC

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	First Quarter
In millions, except share and per-share data	2022	2021
Net sales	$97.0	$85.2
Cost of goods sold	(72.8)	(60.0)
Gross profit	24.2	25.2
Selling, general and administrative expenses	(10.7)	(10.6)
Research and development	(1.3)	(0.8)
Restructuring charges	(1.4)	(1.4)
Acquisition-related costs	(0.2)	(0.2)
Other charges	—	(1.1)
Operating income	10.6	11.1
Interest expense	(0.8)	(0.8)
Defined benefit pension credit	0.4	0.6
Income before income taxes	10.2	10.9
Provision for income taxes	(2.5)	(2.3)
Net income from continuing operations	7.7	8.6

Net loss from discontinued operations, net of tax	(0.1)	(1.6)
Gain on disposition of discontinued operations, net of tax	—	7.5
Net (loss) / income from discontinued operations	$(0.1)	$5.9

Net income	$7.6	$14.5

Earnings / (loss) per share
Basic from continuing operations	$0.28	$0.31
Basic from discontinued operations	$—	$0.21
Basic	$0.28	$0.52
Diluted from continuing operations	$0.28	$0.31
Diluted from discontinued operations	$—	$0.21
Diluted	$0.28	$0.52

Weighted average ordinary shares outstanding
Basic	27,490,741	27,658,871
Diluted	27,696,118	28,057,323

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 27,	December 31,
In millions, except share and per-share data	2022	2021
Current assets
Cash and cash equivalents	$17.2	$6.2
Restricted cash	0.1	0.2
Accounts and other receivables, net of allowances of $0.8 and $0.8, respectively	69.6	57.8
Inventories	105.9	90.5
Assets held-for-sale	12.6	8.5
Total current assets	$205.4	$163.2
Non-current assets
Property, plant and equipment, net	$83.0	$87.5
Right-of-use assets from operating leases	21.5	12.6
Goodwill	68.9	69.7
Intangibles, net	13.4	13.7
Deferred tax assets	7.9	8.0
Pensions and other retirement benefits	14.0	13.7
Investments and loans to joint ventures and other affiliates	0.4	0.4
Total assets	$414.5	$368.8
Current liabilities
Accounts payable	$37.8	$31.7
Accrued liabilities	31.3	28.2
Taxes on income	5.5	3.0
Liabilities held-for-sale	4.5	1.4
Other current liabilities	19.5	19.6
Total current liabilities	$98.6	$83.9
Non-current liabilities
Long-term debt	$85.9	$59.6
Pensions and other retirement benefits	1.9	1.9
Deferred tax liabilities	2.7	2.7
Other non-current liabilities	18.8	11.6
Total liabilities	$207.9	$159.7
Shareholders' equity
Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2022 and 2021; issued and outstanding 28,944,000 shares for 2022 and 2021	$26.5	$26.5
Deferred shares of £0.0001 par value; authorized, issued and outstanding 761,835,318,444 shares for 2022 and 2021	149.9	149.9
Additional paid-in capital	70.7	70.9
Treasury shares	(11.1)	(9.6)
Own shares held by ESOP	(1.1)	(1.1)
Retained earnings	108.1	107.5
Accumulated other comprehensive loss	(136.4)	(135.0)
Total shareholders' equity	$206.6	$209.1
Total liabilities and shareholders' equity	$414.5	$368.8

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	First Quarter
In millions	2022	2021
Operating activities
Net income	$7.6	$14.5
Net (loss) / income from discontinued operations	0.1	(5.9)
Net income from continuing operations	7.7	8.6
Adjustments to reconcile net income to net cash (used for) / provided by operating activities
Depreciation	3.5	3.2
Amortization of purchased intangible assets	0.2	0.2
Amortization of debt issuance costs	0.2	0.1
Share-based compensation charges	0.2	0.5
Deferred income taxes	0.1	0.3
Defined benefit pension credit	(0.4)	(0.6)
Defined benefit pension contributions	—	(1.4)
Changes in assets and liabilities
Accounts and other receivables	(12.2)	(7.4)
Inventories	(16.2)	(0.1)
Other current assets	(3.0)	(1.7)
Accounts payable	6.8	6.7
Accrued liabilities	3.4	2.5
Other current liabilities	2.0	2.0
Other non-current assets and liabilities	(1.6)	2.3
Net cash (used for) / provided by operating activities - continuing	(9.3)	15.2
Net cash provided by operating activities - discontinued	—	—
Net cash (used for) / provided by operating activities	$(9.3)	$15.2
Investing activities
Capital expenditures	$(1.0)	$(1.4)
Proceeds from sale of discontinued operations	—	21.0
Business acquisition	—	(19.3)
Net cash (used for) / provided by investing activities - continuing	$(1.0)	$0.3
Net cash used for investing activities - discontinued	$—	$—
Net cash (used for) / provided by investing activities	$(1.0)	$0.3
Financing activities
Net drawdown of long-term borrowings	26.7	19.5
Share-based compensation cash paid	(0.4)	(1.3)
Dividends paid	(3.4)	(3.4)
Repurchases of ordinary shares	(1.5)	—
Net cash from financing activities	$21.4	$14.8
Effect of exchange rate changes on cash and cash equivalents	(0.2)	—
Net increase	$10.9	$30.3
Cash and cash equivalents; beginning of year	6.4	1.5
Cash and cash equivalents; end of the First Quarter	17.3	31.8

Supplemental cash flow information:
Interest payments	$0.8	$0.9
Net income tax receipts	(0.1)	—

LUXFER HOLDINGS PLC
SUPPLEMENTAL INFORMATION
SEGMENT INFORMATION (UNAUDITED)

	Net sales		Adjusted EBITDA
	First Quarter		First Quarter
In millions	2022	2021	2022	2021
Gas Cylinders segment	$42.4	$36.2	$2.7	$6.0
Elektron segment	54.6	49.0	13.4	11.7
Consolidated	$97.0	$85.2	$16.1	$17.7

	Depreciation and amortization		Restructuring charges
	First Quarter		First Quarter
In millions	2022	2021	2022	2021
Gas Cylinders segment	$1.4	$0.9	$1.4	$0.5
Elektron segment	2.3	2.5	—	0.9
Consolidated	$3.7	$3.4	$1.4	$1.4

	First Quarter
In millions	2022	2021
Adjusted EBITDA	$16.1	$17.7
Other share-based compensation charges	(0.2)	(0.5)
Depreciation and amortization	(3.7)	(3.4)
Restructuring charges	(1.4)	(1.4)
Acquisition costs	(0.2)	(0.2)
Other charges	—	(1.1)
Defined benefits pension credit	0.4	0.6
Interest expense, net	(0.8)	(0.8)
Provision for income taxes	(2.5)	(2.3)
Net income from continuing operations	$7.7	$8.6

LUXFER HOLDINGS PLC
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE (UNAUDITED)

	First Quarter
In millions except per share data	2022	2021
Net income	$7.7	$8.6
Accounting charges relating to acquisitions and disposals of businesses:
Amortization on acquired intangibles	0.2	0.2
Acquisition costs	0.2	0.2
Defined benefit pension credit	(0.4)	(0.6)
Restructuring charges	1.4	1.4
Other charges	—	1.1
Share-based compensation charges	0.2	0.5
Income tax on adjusted items	(0.1)	(0.5)
Adjusted net income	$9.2	$10.9

Adjusted earnings per ordinary share
Diluted earnings per ordinary share	$0.28	$0.31
Impact of adjusted items	0.05	0.08
Adjusted diluted earnings per ordinary share(1)	$0.33	$0.39
(1) For the purpose of calculating diluted earnings per share, the weighted average number of ordinary shares outstanding during the financial year has been adjusted for the dilutive effects of all potential ordinary shares and share options granted to employees, except where there is a loss in the period, then no adjustment is made.

ADJUSTED EBITDA (UNAUDITED)

	First Quarter
In millions	2022	2021
Adjusted net income	$9.2	$10.9
Add back:
Income tax on adjusted items	0.1	0.5
Provision for income taxes	2.5	2.3
Net finance costs	0.8	0.8
Adjusted EBITA	$12.6	$14.5
Depreciation	3.5	3.2
Adjusted EBITDA	$16.1	$17.7

ADJUSTED EFFECTIVE TAX RATE (UNAUDITED)

	First Quarter
In millions	2022	2021
Adjusted net income	$9.2	$10.9
Add back:
Income tax on adjusted items	0.1	0.5
Provision for income taxes	2.5	2.3
Adjusted income before income taxes	$11.8	$13.7
Adjusted provision for income taxes	2.6	2.8
Adjusted effective tax rate	22.0%	20.4%